UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2009

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2009, we entered in to a secured promissory note (‘Note”), for $5,000,000 with BET Funding LLC, a Delaware limited liability company (“Lender”). The Note secures a credit facility for a total of up to Five Million Dollars ($5,000,000).  The initial advance under the Note was One Million Dollars ($1,000,000).  Subsequent advances shall be in increments of $1,000,000 and are subject to the discretion of the Lender.  The note shall bear interest at 5.0% per annum on the outstanding principal and  principal and interest are due June 30, 2010.   The company will also pay the Lender additional interest on the maturity date or such earlier date as may be required under the terms of the note equal to the greater of Four Hundred Thousand Dollars ($400,000) and an amount equal to 2,000,000 multiplied by the average of the Closing prices for the Common Stock of the Company for the ten (10) trading day period immediately preceding the date of the payment of such interest payment.

The Note is secured by all of the assets of the Company.  Under the terms of the Note, the entire outstanding balance together with all accrued interest shall be payable on (i) the maturity date (June 30, 2010),  (ii) a change of control transaction, (iii) receipt by the Company of proceeds form the sale of equity or equity linked securities of the Company in excess of $2,500,000, (iv) receipt by the Company of proceeds from the issuance by the Company of any type of additional debt instruments, or upon the occurrence of an event of default under the terms of the Note.

In conjunction with the issuance of the Note, the Company issued a warrant to purchase 4,500,000 shares of Common Stock of the Company.  The warrant has an exercise price $0.50 per share and may be exercised at any time from February 12, 2008 until February 12, 2013.  Additionally, the Company entered into a Registration Rights Agreement requiring the Company to provide certain registration rights to the Lender relative to the 4,500,000 shares of Common Stock of the Company issuable pursuant to the warrant.

The Company intends to use the proceeds from the Note for general working capital purposes.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 - Entry into a Material Definitive Agreement discussing the Note by and among the Company and Lender dated February 12, 2008.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Secured Promissory Note and Security Agreement, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See disclosure above under Item 1.01 - Entry into a Material Definitive Agreement ..

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit #	Description
10.1	Secured Promissory Note dated February 12, 2009 by and among the Company and BET Funding LLC.
10.2	Form of Warrant to Purchase Common Stock dated February 12, 2009.
10.3	Registration Rights Agreement dated February 12, 2009
10.4	Security Agreement dated February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: February 17, 2009	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer